EXECUTION VERSION

INDENTURE
Dated as of November 30, 2017
Among
CENTENNIAL RESOURCE PRODUCTION, LLC,
THE SUBSIDIARY GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO
and
UMB BANK, N.A.,
as Trustee
5.375% SENIOR NOTES DUE 2026

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INDENTURE, dated as of November 30, 2017, among Centennial Resource Production, LLC, a Delaware limited liability company (the “Company”), the Subsidiary Guarantors listed on the signature pages hereto and UMB Bank, N.A., as Trustee.
W I T N E S S E T H
WHEREAS, the Company has duly authorized the creation of and issue of $400,000,000 aggregate principal amount of 5.375% Senior Notes due 2026 (the “Initial Notes”);
WHEREAS, the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture; and
NOW, THEREFORE, the Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions.
“Acquired Debt” means, with respect to any specified Person: (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Adjusted Consolidated Net Tangible Assets” means, as of any date of determination, without duplication:
(a)the sum of:

(i)
the discounted future net revenues from Proved Reserves of such Person and its Restricted Subsidiaries calculated in accordance with SEC guidelines (before any state or federal income taxes) as estimated in a reserve report prepared as of the end of such Person’s most recently completed fiscal year or, at such Person’s option, such Person’s most recently completed fiscal quarter for which internal financial statements are available, in each case, which reserve report is prepared or audited by independent petroleum engineers as to Proved Reserves accounting for at least 80% of all such discounted future net revenues and by such Person’s petroleum engineers with respect to any other Proved Reserves covered by such report, and as increased by, as of the date of determination, the estimated discounted future net revenues from:

(A)	estimated Proved Reserves of such Person and its Restricted Subsidiaries acquired since the date of such year-end or quarterly reserve report, as applicable, and

(B)
estimated Proved Reserves of such Person and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of Proved Reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date of such year-end or quarterly reserve report, as applicable, due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, and decreased by, as of the date of determination, the discounted future net revenue attributable to:

(C)
estimated Proved Reserves of such Person and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such year-end or quarterly reserve report, as applicable, and

(D)
reductions in estimated Proved Reserves of such Person and its Restricted Subsidiaries reflected in such reserve report attributable to downward revisions of estimates of Proved Reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions;

in the case of the preceding clauses (A) through (D), calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the prices utilized in such year-end or quarterly reserve report, as applicable) and estimated by such Person’s petroleum engineers or any independent petroleum engineers engaged by such Person for such purpose;

(ii)
the capitalized costs that are attributable to oil and gas properties of such Person and its Restricted Subsidiaries to which no Proved Reserves are attributable, based on such Person’s books and records as of a date no earlier than the last day of such Person’s most recent quarterly or annual period for which internal financial statements are available;

(iii)
the Consolidated Net Working Capital of such Person and its Restricted Subsidiaries as of a date no earlier than the last day of such Person’s most recent quarterly or annual period for which internal financial statements are available; and

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(iv)	the greater of:

(A)	the net book value an

(B)	the appraised value, as estimated by independent appraisers, in each case, of other tangible assets (including Investments in unconsolidated Subsidiaries) of such Person and its Restricted Subsidiaries as of a date no earlier than the last day of such Person’s most recent quarterly or annual period for which internal financial statements are available; provided that if no such appraisal has been performed, such Person will not be required to obtain such an appraisal and only clause (iv)(A) of this clause (iv) will apply, minus, to the extent not otherwise taken into account in the immediately preceding clause (a),
(b)the sum of

(i)	minority interests;

(ii)
any net gas balancing liabilities of such Person and its Restricted Subsidiaries as of the last day of such Person’s most recent annual or quarterly period for which internal financial statements are available;

(iii)
to the extent included in clause (a)(i) above, the discounted future net revenues, calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year-end or quarterly reserve report, as applicable), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of such Person and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(iv)
the discounted future net revenues, calculated on a pre-tax basis in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of such Person and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If such Person changes its method of accounting from the successful efforts method to the full costs method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if such Person were still using the successful efforts method of accounting.

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“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01 and Section 4.09.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agent” means any Registrar or Paying Agent.
“Applicable Premium” means, with respect to any Note at the time of computation, the excess, if any, of :
(1)1.0% of the principal amount of the Notes; or
(a) the present value at such time of: (i) the redemption price of the Note at January 15, 2021 (such redemption price being set forth in Section 3.07(d)) plus (ii) all required interest payments due on the Note through January 15, 2021, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such time plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months); over (b) the principal amount of the Note.
“Asset Sale” means the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of the Company’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole will be governed by Section 4.15 or Article 5 and not by Section 4.16; and the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Subsidiaries.
Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:
(1)    any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;
(2)    a disposition of assets between or among the Company and its Restricted Subsidiaries;
(3)    an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;
(4)    the sale, lease or other disposition of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property) that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in

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the conduct of the business of the Company and its Restricted Subsidiaries taken as whole;
(5)    licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property, including seismic data and interpretations thereof, in the ordinary course of business;
(6)    any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;
(7)    the granting of Liens not prohibited by Section 4.10 and dispositions in connection with Permitted Liens;
(8)    the sale or other disposition of cash or Cash Equivalents or other financial instruments (other than Oil and Gas Hedging Contracts);
(9)    a Restricted Payment that does not violate Section 4.08 or a Permitted Investment;
(10)    sale or other disposition of Hydrocarbons or other mineral products in the ordinary course of business;
(11)    an Asset Swap;
(12)    dispositions of crude oil and natural gas properties; provided that at the time of any such disposition such properties do not have associated with them any Proved Reserves; and
(13)    any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary of the Company, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto.
“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Oil and Gas Business between the Company or any of its Restricted Subsidiaries and another Person; provided, that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided, further, that any net cash received must be applied in accordance with the provisions described in Section 4.16 if then in effect.
“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

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“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the board of directors of the general partner of the partnership;
(3)    with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrowing Base” means, with respect to borrowings under the Credit Agreement and any amendment to and/or modification or replacement of the foregoing in the form of a reserve-based borrowing base credit facility, in each case with lenders that include commercial banks regulated by the U.S. Office of the Comptroller of the Currency, the maximum amount determined or re-determined by the lenders thereunder as the aggregate lending value to be ascribed to the Oil and Gas Properties and other assets of the Company and its Restricted Subsidiaries against which such lenders are prepared to provide loans, letters of credit or other Indebtedness to the credit parties, using customary practices and standards for determining reserve-based borrowing base loans and which are generally applied to borrowers in the Oil and Gas Business by commercial lenders, as determined semi-annually during each year and/or on such other occasions as may be required or provided for therein.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. Notwithstanding the foregoing, any lease (whether entered into before or after the Issue Date) that would have been classified as an operating lease pursuant

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to GAAP as in effect on the Issue Date will be deemed not to represent a Capital Lease Obligation
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means:
(1)    United States dollars;
(2)    Government Securities having maturities of not more than one year from the date of acquisition;
(3)    certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the United States, in each case having combined capital and surplus of at least $100.0 million and a short term deposit rating no lower than A2 or P2 by S&P or Moody’s, respectively;
(4)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)    commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of creation thereof; and
(6)    money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.
“Centennial Resource Development” refers to Centennial Resource Development, Inc., a Delaware corporation.
“Change of Control” means the occurrence of any of the following:

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(1)the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person other than a Restricted Subsidiary of the Company or a Qualifying Owner (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)), which occurrence is followed by a Rating Decline within 90 days thereafter;
(2)the adoption of a plan relating to the liquidation or dissolution of either Centennial Resource Development or the Company;
(3)the consummation of any transaction (including any merger or consolidation), the result of which is that any Person (including any “person” as defined above), excluding any Qualifying Owner, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, which occurrence is followed by a Rating Decline within 90 days; or
(4)as long as Centennial Resource Development owns more than 50% of the Voting Stock of the Company, the consummation of any transaction (including any merger or consolidation), the result of which is that any Person (including any “person” as defined above), excluding any Qualifying Owner, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Centennial Resource Development, measured by voting power rather than number of shares, which occurrence is followed by a Rating Decline within 90 days.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely as a result of Centennial Resource Development or the Company becoming a direct or indirect wholly owned Subsidiary of another company (whether Centennial Resource Development or the Company is directly owned by such company or indirectly through other subsidiaries of such company); provided that no Person (including any “person” as defined above), excluding any Qualifying Owner, directly or indirectly, is the Beneficial Owner of more than 50% of the total voting power of the Voting Stock of such company, measured by voting power rather than number of shares
“Change of Control Offer” has the meaning assigned to that term in this Indenture.
“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.
“Company LLC Agreement” means that certain Fifth Amended and Restated Limited Liability Company Agreement of Centennial Resource Production, LLC, dated as of October 11, 2016, as may be amended, restated or modified from time to time.
“Consolidated EBITDAX” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

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(1)provision for taxes based on income, profits or capital (including federal, state and franchise, taxes accounted for as income taxes in accordance with GAAP) of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(2)the Fixed Charges and, to the extent not reflected in Fixed Charges, any losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such Hedging Obligations or such derivative instruments, and bank and letter of credit fees, letter of guarantee and bankers’ acceptance fees and costs of surety bonds in connection with financing activities of such Person and its Restricted Subsidiaries for such period, to the extent that such items were deducted in computing such Consolidated Net Income; plus
(3)depreciation, depletion, amortization (including amortization of intangibles, but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus
(4)restructuring costs, charges and reserves to the extent that such costs, charges or reserves were deducted in computing such Consolidated Net Income; plus
(5)transaction fees and expenses (including transaction fees or breakup fees paid in connection therewith) incurred in connection with any acquisitions or underwritten public Equity Offering to the extent that such fees and expenses were deducted in computing such Consolidated Net Income; minus
(6)if such Person accounts for its oil and natural gas operations using successful efforts or a similar method of accounting, consolidated exploration expense of such Person and its Restricted Subsidiaries, to the extent such expenses were deducted in computing such Consolidated Net Income; minus
(7)non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; and minus
(8)to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.

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“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of Preferred Stock dividends or distributions; provided that:
(1)all extraordinary gains or losses and all gains or losses realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain or loss, will be excluded;
(2)the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
(3)the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;
(4)effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) related to the application of recapitalization accounting or purchase accounting (including in the inventory, property and equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items), will be excluded;
(5)income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments, will be excluded;
(6)the cumulative effect of a change in accounting principles will be excluded;
(7)unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including those resulting from the application of FASB ASC 815 or mark to market movement of other financial instruments pursuant to FASB ASC 825, will be excluded;
(8)any asset impairment writedowns on Oil and Gas Properties under GAAP or SEC guidelines will be excluded;
(9)accruals and reserves that are established or adjusted in connection with an Investment or an acquisition that are required to be established or adjusted as a result of such Investment or such acquisition, in each case in accordance with GAAP, will be excluded;

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(10)any expenses, charges or losses to the extent covered by insurance that are, directly or indirectly, reimbursed or reimbursable by a third party, and any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture, will be excluded;
(11)any non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations will be excluded; and
(12)without duplication, an amount equal to the Tax Distributions in accordance with Section 4.08(b)(12) shall be included as though such amounts had been paid as income taxes directly by such Person for such period.
“Consolidated Net Working Capital” of any Person as of any date of determination means the amount (shown on the balance sheet of such Person and its Restricted Subsidiaries prepared on a consolidated basis in accordance with GAAP as of the end of the most recent fiscal quarter of such Person for which internal financial statements are available) by which (a) all current assets of such Person and its Restricted Subsidiaries other than current assets from Oil and Gas Hedging Contracts, exceeds (b) all current liabilities of the Company and its Restricted Subsidiaries, other than (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from Oil and Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC 815).
“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the holders and the Company.
“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of October 15, 2014, by and among the Company, the guarantors party thereto, JPMorgan Chase Bank, National Association, as administrative agent, and the lenders party thereto, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time with one or more commercial banks.
“Credit Facilities” means, one or more debt facilities (including the Credit Agreement) or other credit agreements, indentures, commercial paper facilities or other forms of debt financing, in each case, with banks or other institutional lenders, accredited investors or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, capital market financings, private placements, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended,

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restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Initial Note, or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officers’ certificate, setting forth the basis of such valuation and executed by the chief financial officer and one other officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.08 of this Indenture. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

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“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.
“Domestic Subsidiary” means any Restricted Subsidiary of a Person that was formed under the laws of the United States or any state of the United States or the District of Columbia.
“DTC” means the Depository Trust Company.
“Equity Interests” of any Person means (1) any and all Capital Stock of such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such Capital Stock of such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.
“Equity Offering” means a public or private sale of Equity Interests (excluding Disqualified Stock) of the Company or any Parent Entity (provided that in the case of an Equity Offering by a Parent Entity, the net cash proceeds are contributed to the equity capital of the Company) for cash, other than:
(1)public offerings with respect to the Company’s or any Parent Entity’s common stock registered on Form S-4 or Form S-8;
(2)issuances to any Subsidiary of the Company; and
(3)any such public or private sale or issuance that constitutes an Excluded Contribution
“Excluded Contribution” means net cash proceeds received after the Issue Date by the Company and its Restricted Subsidiaries as common equity capital contributions or from an Equity Offering (other than to a Restricted Subsidiary), in each case to the extent designated as an Excluded Contribution pursuant to an officers’ certificate executed by the principal financial officer of the Company within 60 days of the date of such capital contribution and not previously included in the calculation set forth in Section 4.08(a)(C)(ii) for purposes of determining whether a Restricted Payment may be made.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Existing Indebtedness” means all Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company in the case of amounts of $40.0 million or more and otherwise by an officer of the Company (unless otherwise provided in this Indenture).

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“FASB ASC 815” means Financial Accounting Standards Board Accounting Standards Codification Topic No. 815, Derivatives and Hedging.
“FASB ASC 825” means Financial Accounting Standards Board Accounting Standards Codification Topic No. 825, Financial Instruments.
“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDAX of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such Incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by the chief financial or accounting officer of the specified Person; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated EBITDAX, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC) and that are set forth in an officers’ certificate signed by the chief financial or accounting officer that states (a) the amount of each such adjustment and (b) that such adjustments are based on the reasonable good faith belief of the officers executing such officers’ certificate at the time of such execution and the factual basis on which such good faith belief is based.
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1)acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or by any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (regardless of whether such adjustments could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;
(2)the Consolidated EBITDAX attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

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(3)the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
(4)any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;
(5)any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and
(6)if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).
“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
(1)the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Dollar-Denominated Production Payments, (ii) the write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness, but including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus
(2)the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
(3)any interest on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus
(4)all dividends or distributions, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any series of Disqualified Stock or Preferred Stock of its Restricted Subsidiaries, other than dividends or distributions on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person.

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“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.
“Government Securities” means obligations issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support thereof).
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). When used as a verb, “Guarantee” has a correlative meaning.
“Guarantors” means any Subsidiary of the Company that Guarantees the Notes in accordance with the provisions of this Indenture, as well as a Parent Entity that may in the future provide a Note Guarantee, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)Oil and Gas Hedging Contracts.
“Holder” means a Person in whose name a Note is registered on the Registrar’s books.
“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1)in respect of borrowed money;
(2)evidenced by or issued in exchange for bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)in respect of bankers’ acceptances;

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(4)representing Capital Lease Obligations;
(5)representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or
(6)representing any Hedging Obligations;
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment). Subject to the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.
In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:
(1)such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);
(2)such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “Joint Venture General Partner”); and
(3)there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:
(a)the lesser of (i) the net assets of the Joint Venture General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or
(b)if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Fixed Charges to the extent actually paid by such Person or its Restricted Subsidiaries.
Notwithstanding the preceding, “Indebtedness” of a Person shall not include:
(1)any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient

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to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens;
(2)any obligation of such Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;
(3)any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness; and
(4)Indebtedness, the proceeds of which are funded into an escrow or other trust arrangement pending the satisfaction of one or more conditions, unless and until such proceeds are released to such Person or any of its Restricted Subsidiaries.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Initial Notes” has the meaning set forth in the recitals hereto.
“Interest Payment Date” means each of January 15 and July 15, commencing July 15, 2018.
“Issue Date” means November 30, 2017.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.08(c). The acquisition by the Company or any Restricted Subsidiary of the

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Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.08(c). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to the ratings business thereof.
“Net Proceeds” means the aggregate amount of cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash or Cash Equivalents received upon the later sale or other disposition of any non-cash consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than revolving credit Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.
“Non-Recourse Debt” means Indebtedness as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions.
“Note Guarantee” means the Guarantee by each Guarantor of the Company’s Obligations under this Indenture and the Notes, as provided in this Indenture.
“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and any Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Offering Memorandum” means the offering memorandum dated November 15, 2017 related to the offer and sale of the Initial Notes.

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“Offer to Purchase” means an Asset Sale Offer or a Change of Control Offer.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.
“Officers’ Certificate” means a certificate signed by two Officers of the Company, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer or, in the event that the Company is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company.
“Oil and Gas Business” means (i) the acquisition, exploration, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties, (ii) the gathering, marketing, treating, processing (but not refining), storage, selling and transporting of any production from such interests or properties, (iii) any business relating to exploration for or development, production, treatment, processing (but not refining), storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith and (iv) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) through (iii) of this definition.
“Oil and Gas Hedging Contracts” means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons to be used, produced, processed or sold by the Company or any of its Restricted Subsidiaries that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbons prices and not for speculative purposes.
“Oil and Gas Properties” means all properties, including equity or other ownership interest therein, owned by such Person or any of its Restricted Subsidiaries which contain or are believed to contain Proved Reserves.
“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
“Parent Entity” means any Person that is a direct or indirect parent company of the Company. As of the Issue Date, Centennial Resource Development is a Parent Entity.
“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Company or (b) such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries (in either case, whether or not such Indebtedness was incurred in contemplation of such merger or consolidation); provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, as applicable, either

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(1)immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Person (if the Company is not the survivor in the transaction) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or
(2)immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or such Person (if the Company is not the survivor in the transaction) is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.
“Permitted Business Investments” means investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including (i) ownership interests in oil, natural gas, other Hydrocarbon properties or any interest therein or gathering, transportation, processing, storage or related systems, (ii) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, developments agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements (including for limited liability companies) with third parties, and (iii) direct or indirect ownership interests or Investments in drilling rigs, fracturing units and other related equipment or in Persons that own or provide such equipment
“Permitted Investments” means:
(1)any Investment in the Company or in a Restricted Subsidiary of the Company;
(2)any Investment in Cash Equivalents;
(3)any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
(a)such Person becomes a Restricted Subsidiary of the Company; or
(b)such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

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(4)any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.16, including pursuant to an Asset Swap;
(5)any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
(6)any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;
(7)Investments represented by Hedging Obligations;
(8)loans or advances to officers, directors or employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;
(9)repurchases of the Notes;
(10)any Guarantee of Indebtedness permitted to be incurred by Section 4.09 (other than a Guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company);
(11)any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture;
(12)Investments acquired after the Issue Date as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries, or all or substantially all of the properties or assets of another Person, in each case, in a transaction that is not prohibited by Article 5 to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(13)Permitted Business Investments; and
(14)other Investments in any Person other than an Affiliate of the Company that is not a Subsidiary of the Company having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding, not to exceed the greater of (a) $75.0 million and (b) 3.0% of Adjusted Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (14) is made in any

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Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (14) for so long as such Person continues to be a Restricted Subsidiary.
“Permitted Liens” means:
(1)Liens on assets of the Company or any Subsidiary Guarantor securing Indebtedness and other Obligations under Credit Facilities that was incurred pursuant to clause (1) of the definition of Permitted Debt or securing Hedging Obligations related thereto or securing Obligations with regard to Treasury Management Arrangements;
(2)Liens in favor of the Company or a Restricted Subsidiary;
(3)Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or that is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company;
(4)Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;
(5)Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers’ compensation obligations, bid, plugging and abandonment and performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);
(6)Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) covering only the assets acquired with or financed by such Indebtedness;
(7)Liens existing on the Issue Date (other than Liens pursuant to any Credit Facilities);
(8)Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);
(9)Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(10)filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

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(11)bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(12)Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
(13)Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(14)grants of software and other technology licenses in the ordinary course of business;
(15)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(16)Liens in respect of Production Payments and Reserve Sales; provided, that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;
(17)Liens arising under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;
(18)Liens to secure performance of Hedging Obligations of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes;
(19)Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Indebtedness that does not exceed in aggregate principal amount, at any one time outstanding, the greater of (a) $75.0 million and (b) 3.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence; and
(20)any Lien securing any modification, renewal, extension, refinancing, refunding or replacement of Indebtedness permitted to be secured by a Lien pursuant

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to by this definition other than clauses (1) and (19); provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such modification, renewal, extension, refinancing, refunding or replacement are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).
“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries or any Disqualified Stock of the Company issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) or any Disqualified Stock of the Company; provided that:
(1)the principal amount (or accreted value, if applicable), or in the case of Disqualified Stock, the amount thereof determined in accordance with the definition of Disqualified Stock, of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness or the amount of the Disqualified Stock renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness or accrued and unpaid dividends on the Disqualified Stock, as the case may be, and the amount of all fees and expenses, including premiums, incurred in connection therewith);
(2)such Permitted Refinancing Indebtedness has a final maturity date or redemption date, as applicable, that is (a) later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the Notes;
(3)if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and
(4)such Indebtedness is incurred (other than by way of a Guarantee) either by the Company or by the Restricted Subsidiary of the Company that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

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“Preferred Stock,” means, with respect to any Person, any and all preferred or preference stock or other similar Equity Interests (however designated) of such Person whether outstanding or issued after the Issue Date.
“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.
“Production Payments and Reserve Sales” means the grant or transfer by the Company or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or any of its Restricted Subsidiaries.
“Proved Reserves” means crude oil and natural gas reserves constituting “proved oil and gas reserves” as defined in Rule 4-10 of Regulation S-X of the Securities Act.
“Qualifying Owner” means each of (i) Riverstone Investment Group LLC, Riverstone Global Energy and Power Fund VI, L.P., Riverstone Non-ECI Partners, L.P. and Riverstone Energy Limited, together with the parallel investment entities and alternative investment entities of the foregoing, and any future investment fund or co-investment fund managed by Riverstone Investment Group LLC or any of its Affiliates, and any Affiliates of one or more of the foregoing; provided that in no event will any portfolio company of any of the foregoing be included in the definition of “Qualifying Owner,” and (ii) any director, officer, general partner, managing member, principal or managing director of the Company, Centennial Resource Development or any Person described in clause (i) above.
“Rating Category” means:
(1)with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and
(2)with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).
“Rating Decline” means a decrease in the rating of the Notes by both Moody’s and S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories, namely + or - for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease of one gradation.

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“Record Date” for the interest payable on any applicable Interest Payment Date means January 1 or July 1 (whether or not a Business Day).
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
“S&P” means Standard & Poor’s Ratings Services, and any successor to the ratings business thereof.
“SEC” means the U.S. Securities and Exchange Commission.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided that, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of the Company, any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a Stated Maturity date of such convertible debt securities.
“Subsidiary” means, with respect to any specified Person: (1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Subsidiary Guarantor” means any Guarantor that is a Restricted Subsidiary of the Company.
“Tax Distributions” means:

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(1)with respect to any taxable period (a) for which the Company and/or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income tax purposes of which a Parent Entity is the common parent, or (b) for which the Company is a partnership or disregarded entity for U.S. federal income tax purposes that is wholly owned (directly or indirectly) by a C corporation for U.S. federal and/or applicable state or local income tax purposes, distributions to any Parent Entity in an amount not to exceed the amount of any U.S. federal, state and/or local income taxes that the Company and/or its Subsidiaries, as applicable, would have paid for such taxable period had the Company and/or its Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a standalone corporate group; provided that distributions pursuant to this clause (1) in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Company or any of its Restricted Subsidiaries for such purpose, and
(2)with respect to any taxable period for which the Company is a partnership or disregarded entity for U.S. federal income tax purposes (other than a partnership or disregarded entity described in clause (1)(b) above), distributions to the holders of the Equity Interests of the Company, on a pro rata basis, at such times and in such amounts as necessary to enable Centennial Resource Development (or any of its successors or assigns) to timely satisfy all of its U.S. federal, state and local and non-U.S. tax liabilities to the extent attributable to the Company and its Subsidiaries
“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.
“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Treasury Rate” means, in respect of any redemption date, the yield to maturity, as of the time of computation, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such time (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to January 15, 2021; provided, however, that if the period from the redemption date to January 15, 2021, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (a) calculate the Treasury Rate no later than the second (and no earlier than the fourth) business day preceding the applicable redemption date (or, in the case of any redemption in connection with a defeasance of the Notes under Article 8 or a satisfaction and discharge under Article 11, on the business day preceding such event) and (b) prior to such redemption date, file with the Trustee a statement setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

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“Trustee” means UMB Bank, N.A., as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Unrestricted Subsidiary” means any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:
(1)has no Indebtedness other than Non-Recourse Debt;
(2)except as permitted by Section 4.14, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
(3)is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
(4)has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee would be released upon such designation.
All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.
“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:
(1)the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity or redemption, in respect of the Indebtedness or Disqualified Stock, by (b) the number of years (calculated to the

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nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2)the then outstanding aggregate amount of such Indebtedness or Disqualified Stock.

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Section 1.02 Other Definitions.

Term	Defined in Section
“Adjusted Consolidated Net Tangible Assets”	1.01
“Agent Members”	2.1(c) of Appendix I
“Affiliate Transaction”	4.14(a)
“Alternate Offer”	4.15(c)
“Applicable Procedures”	1.1(a) of Appendix I
“Asset Sale Offer”	4.16(f)
“Asset Sale Offer Amount”	3.09(a)
“Asset Sale Offer Period”	3.09(a)
“Asset Sale Purchase Date”	3.09(a)
“Authentication Order”	2.02(c)
“Automatic Exchange”	2.2(h) of Appendix I
“Automatic Exchange Date”	2.2(h) of Appendix I
“Automatic Exchange Notice”	2.2(h) of Appendix I
“Automatic Exchange Notice Date”	Section 2.2(h) of Appendix I
“Calculation Date”	1.01
“Change of Control Offer”	4.15(a)
“Change of Control Payment”	4.15(a)
“Change of Control Purchase Date”	4.15(a)
“Clearstream”	1.1(a) of Appendix I
“Covenant Defeasance”	8.03
“CUSIP”	2.2(i) of Appendix I
“Definitive Notes Legend”	2.2(e) of Appendix I
“Distribution Compliance Period”	1.1(a) of Appendix I
“ERISA Legend”	2.2(e)of Appendix I
“Euroclear”	1.1(a) of Appendix I
“Event of Default”	6.01(a)
“Excess Proceeds”	4.16(f)
“Expiration Date”	1.05(j)
“Global Note”	2.1(b) of Appendix I
“Global Notes Legend”	2.2(e) of Appendix I
“Guaranteed Obligations”	10.01(a)
“IAI”	1.1(a) of Appendix I
“IAI Global Note”	2.1(b) of Appendix I
“incur”	4.09
“Initial Lien”	4.10(a)
“Joint Venture”	1.01
“Joint Venture General Partner”	1.01
“Legal Defeasance”	8.02(a)
“Note Register”	2.03(a)
“Paying Agent”	2.03(a)
“Payment Default”	6.01(a)
“Permitted Debt”	4.09(b)
“QIB”	1.1(a) of Appendix I

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“Registrar”	2.03(a)
“Regulation S”	1.1(a) of Appendix I
“Regulation S Global Note”	2.1(b) of Appendix I
“Regulation S Notes”	2.1(a) of Appendix I
“Restricted Payment”	4.08(a)
“Restricted Notes Legend”	2.2(e) of Appendix I
“Rule 144”	1.1(a) of Appendix I
“Rule 144A”	1.1(a)of Appendix I
“Rule 144A Global Note”	2.1(b) of Appendix I
“Rule 144A Notes”	2.1(a) of Appendix I
“Suspension Period”	4.17(d)
“Trustee”	1.01
“Unrestricted Global Note”	1.1(a) of Appendix I
Section 1.03 Rules of Construction.
Unless the context otherwise requires:
(2)a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein;
(3)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(4)“or” is not exclusive;
(5)words in the singular include the plural, and words in the plural include the singular;
(6)provisions apply to successive events and transactions;
(7)unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;
(8)the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;
(9)“including” means including without limitation;
(10)references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(11)unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

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(12)
in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines.

Section 1.04 [Reserved].
Section 1.05 Acts of Holders.
(c)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 1.05.
(d)The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(e)The ownership of Notes shall be proved by the Note Register.
(f)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Company or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.
(g)The Company may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in Section 1.05(f). Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set

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pursuant to this Section 1.05(e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 12.02.
(h)The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01(a), (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue a remedy as permitted in Section 6.06. If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and to each Holder in the manner set forth in Section 12.02.
(i)Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.
(j)Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.
(k)The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of

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interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.
(l)With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 12.02, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this Section 1.05(j).
ARTICLE 2
THE NOTES
Section 2.01    Form and Dating; Terms.
(a)Provisions relating to the Initial Notes, Additional Notes and any other Notes issued under this Indenture are set forth in Appendix I, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
(b)The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
The Notes shall be subject to repurchase by the Company pursuant to an Asset Sale Offer as provided in Section 4.16 or a Change of Control Offer as provided in Section 4.15, and otherwise as not prohibited by this Indenture. The Notes shall not be redeemable, other than as provided in Article 3.
Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms

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as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue) as the Initial Notes; provided that the Company’s ability to issue Additional Notes shall be subject to the Company’s compliance with Section 4.09. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture. If the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax or other purposes, such Additional Notes shall have a separate CUSIP number.
Section 2.02    Execution and Authentication.
(a)At least one Officer shall execute the Notes on behalf of the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
(b)A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
(c)On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.
(d)The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.
(e)The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer of the Company (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $400,000,000, (b) subject to the terms of this Indenture, Additional Notes and (c) any other Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or other Unrestricted Global Notes.

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Section 2.03    Registrar and Paying Agent.
(a)The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
(b)The Company initially appoints DTC to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.
Section 2.04    Paying Agent to Hold Money in Trust.
The Company shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.
Section 2.05    Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

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Section 2.06    Transfer and Exchange.
(a)The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix I.
(b)To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
(c)No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, 3.06, 3.09, 4.15, 4.16 and 9.05).
(d)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(e)Neither the Company nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer or an Asset Sale Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.
(f)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
(g)Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
(h)At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which

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the Holder making the exchange is entitled to in accordance with the provisions of Appendix I.
(i)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.
Section 2.07    Replacement Notes.
If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. If required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.
Section 2.08    Outstanding Notes.
(a)The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided that Notes held by the Company or a Subsidiary of the Company will not be deemed to be outstanding for purposes of Section 3.07(b).
(b)If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Article 8-303 of the Uniform Commercial Code in effect in the State of New York.
(c)If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.
(d)If a Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

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Section 2.09    Treasury Notes.
In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.
Section 2.10    Temporary Notes.
Until definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.
Section 2.11    Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall, upon the written request of the Company, be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12    Defaulted Interest.
(a)If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12.

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The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Company of such special record date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depositary, or cause to be mailed or delivered by electronic transmission in accordance with the applicable procedures of the Depositary to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.
(b)Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.
Section 2.13    CUSIP and ISIN Numbers
The Company in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Company shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3
REDEMPTION
Section 3.01    Notices to Trustee.
If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least two Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (1) the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the redemption price, if then ascertainable.

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Section 3.02    Selection of Notes to Be Redeemed or Purchased.
(a)If less than all of the Notes are to be redeemed pursuant to Section 3.07 or purchased in an Offer to Purchase at any time, the Trustee shall select the Notes to be redeemed or purchased (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (2) if the Notes are not so listed, on a pro rata basis, in accordance with the applicable procedures of the Depositary or by such other method as the Trustee in its sole discretion deems to be fair and appropriate. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.
(b)The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000; provided that no Notes of $2,000 in principal amount or less shall be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
(c)After the redemption date or purchase date, upon surrender of a Note to be redeemed or purchased in part only, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the original Note, representing the same Indebtedness to the extent not redeemed or not purchased, shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).
Section 3.03    Notice of Redemption.
(a)Subject to Section 3.09, the Company shall mail by first-class mail (or deliver electronically if DTC is the recipient in accordance with the applicable procedures of the Depositary), or cause to be mailed (or delivered by electronic transmission in accordance with the applicable procedures of the Depositary) notices of redemption of Notes not less than 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the applicable procedures of the Depositary, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11.
(b)The notice shall identify the Notes to be redeemed (including CUSIP and ISIN number, if applicable) and shall state:
(1)the redemption date;
(2)the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(a), the notice need not set forth the redemption price but only the manner of calculation thereof;

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(3)if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;
(4)the name and address of the Paying Agent;
(5)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(7)the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(8)that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and
(9)if applicable, any condition to such redemption.
(c)At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least two Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b).
Section 3.04    Effect of Notice of Redemption.
Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(f)). The notice, if mailed or delivered by electronic transmission in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.
Section 3.05    Deposit of Redemption or Purchase Price.
(a)No later than 11:00 a.m. (New York City time) on the redemption or purchase date (or such later time as such date to which the Trustee may reasonably agree), the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder of record on such Record Date. The Paying Agent shall promptly mail to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or

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purchase price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.
(b)If the Company complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date in respect of such Note will be paid on such redemption or purchase date to the Person in whose name such Note is registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.
Section 3.06    Notes Redeemed or Purchased in Part.
Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.
Section 3.07    Optional Redemption.
(a)At any time prior to January 15, 2021, the Company may, on any one or more occasions, redeem the Notes, in whole or in part, upon notice pursuant to Section 3.03 at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus the Applicable Premium, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. Promptly after the determination thereof, the Company shall give the Trustee notice of the redemption price provided for in this Section 3.07(a), and the Trustee shall not be responsible for such calculation.
(b)Prior to January 15, 2021, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings, upon notice pursuant to Section 3.03, at a redemption price equal to 105.375% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date; provided that (1) at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes but excluding any Notes held by the Company and its Subsidiaries) remains outstanding immediately after the

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occurrence of each such redemption; and (2) such redemption occurs within 180 days after the date of closing of such Equity Offering.
(c)Except pursuant to Section 3.07(a) or (b), the Notes shall not be redeemable at the Company’s option prior to January 15, 2021.
(d)On and after January 15, 2021, the Company may on any one or more occasions redeem the Notes, in whole or in part, upon notice pursuant to Section 3.03 at the redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on January 15, 2021 of each of the years indicated below:

Year	Percentage
January 15, 2021	102.688%
January 15, 2022	101.344%
January 15, 2023 and thereafter	100.000%
(e)Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06.
(f)Any redemption notice in connection with this Section 3.07 may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of any related Equity Offering. If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was sent), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed.
Section 3.08    Mandatory Redemption.
The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

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Section 3.09    Offers to Repurchase by Application of Excess Proceeds.
In the event that, pursuant to Section 4.16 hereof, the Company is required to commence an Asset Sale Offer to all Holders to purchase Notes, the Company will follow the procedures specified below.
(a)The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that ranks pari passu in right of payment with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). No later than three Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Company will apply all Excess Proceeds (the “Asset Sale Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered, if applicable) or, if less than the Asset Sale Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.
(b)If the Asset Sale Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
(c)Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, or send electronically if DTC is the recipient, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:
(1)that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.16 and the length of time the Asset Sale Offer will remain open;
(2)the Asset Sale Offer Amount, the purchase price and the Asset Sale Purchase Date;
(3)that any Note not tendered or accepted for payment will continue to accrue interest;
(4)that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Asset Sale Purchase Date;
(5)that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

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(6)that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;
(7)that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, electronic image scan, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
(8)that, if the aggregate principal amount of Notes surrendered by Holders thereof exceeds the Asset Sale Offer Amount allocated to the purchase of Notes in the Asset Sale Offer, the Trustee will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis (except that any Notes represented by a Global Note shall be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate unless otherwise required by law) based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and
(9)that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Notes or portions thereof tendered pursuant to the Asset Sale Offer and required to be purchased pursuant to this Section 3.09 and Section 4.16 hereof, or if Notes in an aggregate principal amount less than the Offer Amount allocated to the purchase of Notes in the Asset Sale Offer have been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the depositary for the Asset Sale Offer or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

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ARTICLE 4
COVENANTS
Section 4.01    Payment of Notes.
(a)The Company will pay, or cause to be paid, the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 11:00 a.m. (New York City time), on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due.
(b)[Reserved].
(c)The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 4.02    Maintenance of Office or Agency.
The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Company may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.
Section 4.03    Taxes.
The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except (a) such as are being contested in good faith and by appropriate negotiations or proceedings or (b)

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where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 4.04    Stay, Extension and Usury Laws.
The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.05    Corporate Existence.
Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its limited liability company existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (2) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Restricted Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whol\e.
Section 4.06    Reports and Other Information.
(a)Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the holders of Notes, or furnish to the Trustee and cause the Trustee to furnish to the holders of Notes, or file with the SEC for public availability, within the time periods specified in the SEC’s rules and regulations:
(1)all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and
(2)all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.
All such reports shall be prepared in all material respects in accordance with all of the SEC rules and regulations applicable to such reports.

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(b)The availability of the foregoing reports on the SEC’s EDGAR filing system will be deemed to satisfy the foregoing delivery requirements. Notwithstanding the foregoing, the above requirements may be satisfied by the filing with the SEC for public availability by Centennial Resource Development or another Parent Entity of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K, containing the required information with respect to the Company or Parent Entity, as applicable, provided that (i) any such financial information of such Parent Entity contains information reasonably sufficient to identify the material differences, if any, between the financial information of such Parent Entity, on the one hand, and the Company and its Subsidiaries on a stand-alone basis, on the other hand and (ii) such Parent Entity does not own, directly or indirectly, any material business operations that would not be consolidated with the financial results of the Company and its Subsidiaries.
(c)The Company shall schedule a conference call not more than ten Business Days following the release of each report containing the financial information referred to in Section 4.06(a)(1) hereof, to discuss the information contained in such report. The Company shall be permitted to combine this conference call with any other conference call for other debt or equity holders or lenders of the Company or the Parent Entity. The Company will take reasonable steps to notify Holders of Notes about such call and provide them and prospective investors in the Notes with instructions to obtain access to such conference call concurrently with and in the same manner as each delivery of financial statements pursuant to Section 4.06(a) hereof.
(d)For the avoidance of doubt, (a) any such reports or other information delivered pursuant to the foregoing will not be required to contain the separate financial information for Subsidiary Guarantors as contemplated by Rule 3-10 of Regulation S-X or any financial statements of unconsolidated subsidiaries or 50% or less owned persons as contemplated by Rule 3-09 of Regulation S-X or any schedules required by Regulation S-X, or in each case any successor provisions and (b) such information shall not be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein.
(e)If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.06(a)(1) hereof will include, to the extent material, a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company. No certifications or attestations concerning the financial statements or disclosure controls and procedures or internal controls that would otherwise be required pursuant to the Sarbanes-Oxley Act of 2002 will be required, and nothing contained in this Indenture shall otherwise require the Company to comply with the terms of the Sarbanes-Oxley Act of 2002, in each case, at any time when it would not otherwise be subject to such statute.
(f)Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any report required by this covenant shall be deemed cured (and the Company shall be deemed to be in compliance with this covenant) upon filing or posting such report as contemplated by this covenant (but without regard to the date on which such report is so filed or posted); provided that such cure shall not otherwise affect the rights of the

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Holders under Article 6 hereof if the principal of, premium, if any, on, and interest on, the Notes have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.
(g)The Company shall furnish to noteholders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.
Section 4.07    Compliance Certificate.
(a)The Company will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer of the Company stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company and each Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company and each Guarantor have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company and each Guarantor are taking or propose to take with respect thereto).
(b)When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Company will promptly (which shall be within 15 Business Days following the date on which the Company becomes aware of such Default, receives notice of such Default or becomes aware of such action, as applicable) send to the Trustee an Officers’ Certificate specifying such event, its status and what action the Company is taking or proposes to take with respect thereof.
Section 4.08    Limitation on Restricted Payments.
(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1)declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such, other than:
(i)dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company; and
(ii)dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

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(2)repurchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any Parent Entity;
(3)make any payment on or with respect to, or repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee (excluding (a) any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries and (b) any such subordinated Indebtedness repaid, acquired or retired for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of payment, acquisition or retirement), except a payment of interest or principal at the Stated Maturity thereof; or
(4)make any Restricted Investment
(all such payments and other actions referred to in Section 4.08(a)(1) through (4) shall be collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
(A)no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
(B)the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and
(C)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by Section 4.08(b)(2) through (14)) is less than the sum, without duplication, of:
(i)50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from October 1, 2017 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
(ii)100% of the aggregate net cash proceeds and the Fair Market Value of property or securities other than cash (including Capital Stock of Persons, other than the Company or a Subsidiary of the Company, engaged primarily in the Oil and Gas Business or assets used in the Oil and Gas Business), in each case received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than (w) Disqualified Stock, (x) net cash proceeds received from an issuance or sale of such Equity Interests to a Subsidiary of the Company or an employee stock ownership plan, option plan

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or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary (unless such loans have been repaid with cash on or prior to the date of determination), (y) Excluded Contributions and (z) the portion of any cash proceeds received from any contribution of equity capital to the Company used in a substantially concurrent repurchase of Equity Interests in the Company permitted by Section 4.08(b)(8)); plus
(iii)to the extent not already included in Consolidated Net Income for such period, if any Restricted Investment that was made by the Company or any of its Restricted Subsidiaries after the Issue Date is sold for cash (other than to the Company or any Subsidiary of the Company) or otherwise cancelled, liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment resulting from such sale, liquidation or repayment (less any out-of-pocket costs incurred in connection with any such sale); plus
(iv)the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any such Indebtedness for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property (other than such Equity Interests), distributed by the Company upon such conversion or exchange and excluding the net cash proceeds from the conversion or exchange financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary), together with the net proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange; plus
(v)to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is redesignated as a Restricted Subsidiary pursuant to the terms of this Indenture or is merged or consolidated with or into, or transfers or otherwise disposes of all of substantially all of its properties or assets to or is liquidated into, the Company or a Restricted Subsidiary after the Issue Date, the lesser of, as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation, (A) the Fair Market Value of the Company’s Restricted Investment in such Subsidiary (or of the properties or assets disposed of, as applicable) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation and (B) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date; plus
(vi)any dividends or distributions received in cash by the Company or a Subsidiary Guarantor after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Company for such period.
(b)The provisions of Section 4.08(a) will not prohibit:

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(1)the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;
(2)the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for purposes of Section 4.08(a)(C)(ii) hereof and will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.07 hereof;
(3)the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;
(4)the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;
(5)repurchases of Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated in right of payment to the Notes or a Note Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated Indebtedness in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated Indebtedness in the event of an Asset Sale, in each case, plus accrued and unpaid interest thereon, to the extent required by the terms of such Indebtedness, but only if:
(i)in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations under the provisions described under Section 4.15; or
(ii)in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations in accordance with Section 4.16;
(6)so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company or any Parent Entity held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period (with unused amounts in any twelve-month period being carried over to succeeding twelve-month periods);

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(7)the repurchase of Equity Interests deemed to occur upon the exercise of stock or other equity options to the extent such Equity Interests represent a portion of the exercise price of those stock or other equity options and any repurchase or other acquisition of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants, incentives or other rights to acquire Equity Interests;
(8)the non-cash repurchase of Equity Interests in the Company, or the repurchase of Equity Interests in the Company using cash proceeds from a substantially concurrent contribution by the Parent Entity of common equity capital to the Company, in either case to effect a redemption or exchange pursuant to the terms of the Company LLC Agreement;
(9)so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Preferred Stock of any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test in Section 4.09(a);
(10)payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;
(11)so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $50.0 million since the Issue Date;
(12)Tax Distributions;
(13)Restricted Payments in an aggregate amount not to exceed the aggregate amount of Excluded Contributions received since the Issue Date;
(14)the declaration and payment of dividends or distributions by the Company or a Restricted Subsidiary to, or the making of loans or advances to, any Parent Entity in amounts required for any Parent Entity, as applicable to pay, in each case without duplication,
(i)real and personal property taxes, and franchise, excise and similar taxes, and other fees, taxes and expenses required to maintain their corporate or other legal existence;
(ii)salary, bonus, severance, expense reimbursement and other benefits payable to, and indemnities provided on behalf of, employees, directors, officers, members of management, consultants and independent contractors of any Parent Entity and any payroll, social security or similar taxes payable in respect thereof;

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(iii)general corporate or other operating, administrative, compliance and overhead costs and expenses (including expenses relating to auditing and other accounting matters) of any Parent Entity;
(iv)reasonable (as determined in good faith by the Company) fees and expenses (other than fees and expenses paid to Affiliates of the Company) related to any equity or debt offering of such Parent Entity (whether or not successful); provided that all or substantially all of the proceeds of such offering are or are intended to be permanently contributed to the capital of the Company; and
(v)payments of interest and/or principal on Indebtedness, the proceeds of which have been contributed to the Company or any Restricted Subsidiary and that has been guaranteed by, or is otherwise, considered Indebtedness of, the Company incurred in accordance with Section 4.09 hereof, to the extent such payments are not otherwise prohibited hereunder.
(c)The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend or distribution, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined, in the case of amounts under $40.0 million, by an officer of the Company and, in the case of amounts of $25.0 million or more, by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee.
Section 4.09    Limitation on Indebtedness and Preferred Stock.
(a)The Company will not, and will not permit any of its Restricted Subsidiaries to create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or Preferred Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.
(b)Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or Preferred Stock, as applicable (collectively, “Permitted Debt”):
(1)the incurrence by the Company and any Subsidiary Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate

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principal amount at any one time outstanding under this Section 4.09(b)(1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Subsidiary Guarantors thereunder) not to exceed the greatest of (i) $675.0 million, (ii) the Borrowing Base in effect under the Credit Agreement at the time of incurrence, and (iii) (A) 35% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence plus (B) $250.0 million;
(2)the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;
(3)the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date;
(4)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.09(b)(4), not to exceed the greater of (i) $40.0 million and (ii) 1.5% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence;
(5)the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) of the Company or any of its Restricted Subsidiaries or any Disqualified Stock of the Company, in each case that was incurred under Section 4.09(a) or Section 4.09(b)(2), (3), (4), (5) or (14) hereof;
(6)the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:
(A)if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Subsidiary Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Subsidiary Guarantor; and
(B)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

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(ii)    any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.09(b)(6);
(7)the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any Preferred Stock; provided, however, that:
(i)any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and
(ii)any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,
shall be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this Section 4.09(b)(7);
(8)the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;
(9)the Guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company to the extent that the Guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being Guaranteed is subordinated in right of payment to or pari passu with the Notes, then the Guarantee must be subordinated in right of payment or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;
(10)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds, and completion guarantees provided by the Company or a Restricted Subsidiary of the Company in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds, obligations or workers’ compensation claims in the ordinary course of business;
(11)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

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(12)the incurrence by the Company or any of its Restricted Subsidiaries of in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;
(13)any obligation arising from agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn outs or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary in a transaction permitted by this Indenture; provided that such obligation is not reflected as a liability on the face of the balance sheet of the Company or any Restricted Subsidiary;
(14)any Permitted Acquisition Indebtedness; and
(15)the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Company of any Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock issued pursuant to this Section 4.09(b)(15), not to exceed, at any one time outstanding, the greater of (i) $75.0 million and (ii) 3.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance.
(c)The Company will not incur, and will not permit any Subsidiary Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Subsidiary Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.
(d)For purposes of determining compliance with Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Section 4.09(b)(1) through (15), or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to divide, classify and reclassify such item of Indebtedness on the date of its incurrence, or later redivide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with Section 4.09. Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been initially incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or Preferred Stock or Disqualified Stock dividends or distributions, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness not secured by a Lien in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock or Disqualified Stock as Indebtedness due to a change in accounting principles, and the payment of dividends or distributions on Preferred Stock or Disqualified Stock in the form of additional shares or units of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the

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amount thereof is included in Fixed Charges of the Company as accrued to the extent required by the definition of such term.
(e)The amount of any Indebtedness outstanding as of any date will be:
(1)the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(2)the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(3)in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(i)the Fair Market Value of such assets at the date of determination; and
(ii)the amount of the Indebtedness of the other Person.
Section 4.10    Limitation on Liens.
(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien (an “Initial Lien”) of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets now owned or hereafter acquired, unless the Notes or any Note Guarantee of such Restricted Subsidiary, as applicable, are secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by the Initial Lien.
(b)Any Lien created for the benefit of Holders pursuant to this
(c)Section 4.10 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

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Section 4.11    Future Guarantors.
If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Issue Date that Guarantees or otherwise becomes an obligor in respect of Indebtedness in excess of $5.0 million of the Company or any Guarantor under any Credit Facility, then, in either case, that Subsidiary will become a Subsidiary Guarantor by executing a supplemental indenture in substantially the form specified in this Indenture and delivering an Opinion of Counsel to the Trustee within 30 days after the date that Subsidiary incurred or Guaranteed such Indebtedness.
Section 4.12    Limitation on Restrictions on Distribution From Restricted Subsidiaries.
(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1)pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; provided that the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends, distributions or liquidating distributions before dividends, distributions or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this covenant;
(2)make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any of its Restricted Subsidiaries to other Indebtedness incurred by the Company or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or
(3)sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
(b)Section 4.12(a) will not apply to encumbrances or restrictions existing under or by reason of:
(1)agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained in the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not in the good faith judgment of an officer of the Company materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;
(2)this Indenture, the Notes and the Note Guarantees;

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(3)agreements governing other Indebtedness permitted to be incurred under Section 4.09 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained therein are, in the reasonable good faith judgment of an officer of the Company, either (a) not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Note Guarantees or the Credit Agreement as in effect on the Issue Date or (b) not reasonably likely to have a material adverse effect on the ability of the Company to make required payments on the notes;
(4)applicable law, rule, regulation or order;
(5)any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided, that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of an officer of the Company, no more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;
(6)customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses, easements or leases, in each case, entered into in the ordinary course of business;
(7)purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.12(a)(3);
(8)any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;
(9)Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are, in the reasonable good faith judgment of an officer of the Company, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(10)Liens permitted to be incurred under the provisions of Section 4.10 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

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(11)provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;
(12)encumbrances or restrictions applicable only to a Restricted Subsidiary that is not a Domestic Subsidiary;
(13)encumbrances or restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business; and
(14)customary encumbrances and restrictions contained in agreements of the types described in the definition of “Permitted Business Investments.”
Section 4.13    Designation of Restricted and Unrestricted Subsidiaries.
(a)The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be either:
(1)an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under Section 4.08 hereof; or
(2)a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
(b)Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.08 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date. If such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant.
(c)The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of

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the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if:
(1)such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and
(2)no Default or Event of Default would be in existence following such designation.
Section 4.14    Transactions with Affiliates.
(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Company involving aggregate consideration in excess of $5.0 million (each, an “Affiliate Transaction”), unless:
(1)the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of the Company, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and
(2)the Company delivers to the Trustee:
(i)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.14; and
(ii)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.14 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company, if any.
(b)The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.14(a) hereof:
(1)any employment or consulting agreement, employee benefit plan, officer or director indemnification, compensation or severance agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

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(2)transactions between or among the Company or its Restricted Subsidiaries;
(3)transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
(4)payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;
(5)any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;
(6)Restricted Payments that do not violate the provisions of Section 4.08 hereof and any Permitted Investment;
(7)payments to an Affiliate in respect of the Notes or any other Indebtedness of the Company or any of its Restricted Subsidiaries on the same basis as concurrent payments are made or offered to be made in respect thereof to non-Affiliates;
(8)loans or advances to or reimbursements of expenses incurred by employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business;
(9)transactions between the Company or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of the Company or any direct or indirect Parent Entity, and such common director is the sole cause for such other Person to be deemed an Affiliate of the Company or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a member of the Board of Directors of the Company or any direct or indirect Parent Entity, as the case may be, on any transaction with such other Person;
(10)in the case of contracts for exploring for, producing, marketing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts entered into in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company and its Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in either case in the reasonable determination of the Board of Directors of the Company or the senior management thereof;
(11)transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services (other than an Unrestricted Subsidiary), or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are, in the aggregate (taking into

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account all the costs and benefits associated with such transactions), not materially less favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, as determined in good faith by the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and
(12)any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of Section 4.14(a)(1) hereof.
Section 4.15    Offer to Repurchase Upon Change of Control
(a)Upon the occurrence of a Change of Control, except as provided in this Section 4.15, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase (the “Change of Control Purchase Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Company will send a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:
(1)that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;
(2)the purchase price and the expiration date of the Change of Control Offer, which shall be no earlier than 30 days and no later than 60 days from the date such notice is sent;
(3)that any Note not tendered will continue to accrue interest;
(4)that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
(5)that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6)that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, electronic image scan, facsimile transmission or letter setting forth the name of the Holder, the principal

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amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and
(7)that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.
(b)Promptly following the expiration of the Change of Control Offer, the Company will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, the Company will, on the Change of Control Payment Date:
(1)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(2)deliver or cause to be delivered to the Trustee the Notes accepted for payment, together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, it will make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will announce publicly the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(c)Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (ii) notice of redemption of all outstanding Notes has been given pursuant to Section 3.03 hereof, unless and until there is a default in payment of the applicable redemption price, or (iii) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer.
(d)Notwithstanding anything to the contrary contained herein, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, conditioned

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upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made. The closing date of any Change of Control Offer or Alternate Offer made in advance of a Change of Control may be changed to conform to the actual closing date of the Change of Control; provided that such closing date is not earlier than 30 days nor later than 60 days from the date the Change of Control Offer notice is sent pursuant to Section 4.15(a) hereof.
(e)In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer or Alternate Offer and the Company (or a third party making the Change of Control Offer or Alternate Offer in lieu of the Company as described in paragraph (c) above) purchases all of the Notes held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes that remain outstanding to, but excluding, the date of redemption (subject to the rights of Holders on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).
Section 4.16    Asset Sales.
The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:
(a)the Company or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and
(b)at least 75% of the aggregate consideration received in the Asset Sale by the Company or such Restricted Subsidiary and all other Asset Sales since the Issue Date is in the form of cash or Cash Equivalents.
For the purposes of this Section 4.16(b) and for no other purpose, the following will be deemed to be cash:
(1)any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed or otherwise forgiven by the transferee of any such assets pursuant to a novation, indemnity or other agreement that releases the Company or such Restricted Subsidiary from or indemnifies the Company or such Restricted Subsidiary against further liability;
(2)with respect to any Asset Sale of oil and natural gas properties by the Company or any of its Restricted Subsidiaries where the Company or such Restricted Subsidiary retains an interest in such property, the aggregate costs and expenses of the Company or such Restricted Subsidiary related to the exploration,

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development, completion or production of such properties and activities related thereto that the transferee (or an Affiliate therefor) agrees to pay;
(3)any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are, within 180 days of the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;
(4)any Capital Stock or assets of the kind referred to in Section 4.16(c)(2) or (4) hereof; and
(5)any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this Section 4.16(b)(5), not to exceed an amount equal to 3.0% of the Company’s Adjusted Consolidated Net Tangible Assets (determined at the time of receipt of such Designated Non-cash Consideration), with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.
(c)Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or one or more of its Restricted Subsidiaries may apply an amount equal to the amount of such Net Proceeds at its option to any combination of the following:
(1)to repay, repurchase or redeem any senior Indebtedness of the Company or any Subsidiary Guarantor, in each case owing to a Person other than the Company, any Restricted Subsidiary or any Parent Entity;
(2)to acquire all or substantially all of the assets, or any Capital Stock, of one or more other Persons primarily engaged in the Oil and Gas Business, if, after giving effect to any such acquisition of Capital Stock, such Person becomes a Restricted Subsidiary of the Company;
(3)to make capital expenditures in respect of the Company’s or any of its Restricted Subsidiaries’ Oil and Gas Business; or
(4)to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the Oil and Gas Business.
(d)The requirements of Section 4.16(c)(2) or (4) hereof shall be deemed to be satisfied if a bona fide binding commitment to make the acquisition referred to therein is entered into by the Company or any of its Restricted Subsidiaries with a Person other than an Affiliate of the Company within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such commitment within 180 days following the date such commitment is entered into.
(e)Pending the final application of any Net Proceeds, the Company or any of its Restricted Subsidiaries may invest the Net Proceeds in any manner that is not prohibited by this Indenture.

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(f)Net Proceeds from Asset Sales that are not applied or invested as provided in paragraphs (c) and (d) of this Section 4.16 will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within five days thereof, the Company will make an offer (an “Asset Sale Offer”) to all Holders of Notes and all Holders of other Indebtedness that ranks pari passu in right of payment with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem such Indebtedness with the proceeds of sales of assets, to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Notes and other Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any of its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by  this Indenture. If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of Notes, the Trustee will select the Notes to be purchased on a pro rata basis (except that any Notes represented by a Note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate unless otherwise required by law), based on the amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
(g)The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Change of Control Offer, Alternate Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.09, Section 4.15 or this Section 4.16, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09, Section 4.15 or this Section 4.16 by virtue of such compliance.

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Section 4.17    Effectiveness of Covenants.
(a)If on any date following the Issue Date: (i) the Notes are rated Baa3 or better by Moody’s or BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency); and (ii) no Default or Event of Default shall have occurred and is continuing under this Indenture, then, beginning on that date, and, subject to the provisions of this Section 4.17, the following provisions of this Indenture shall be suspended:
(1)Section 4.08;
(2)Section 4.09;
(3)Section 4.12;
(4)Section 4.13;
(5)Section 4.14;
(6)Section 4.16;
(7)Section 5.01(a)(4); and
(8)Section 4.11 ((but only with respect to any Person that is required to become a Guarantor after the date of the commencement of the applicable Suspension Period).
(b)During any period that the foregoing Sections have been suspended (the “Suspension Period”), the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.13 hereof or the second paragraph of the definition of “Unrestricted Subsidiaries.”
(c)Notwithstanding the foregoing, if the ratings assigned to the Notes by both such ratings agencies should subsequently decline to below Baa3 or BBB- from Moody’s or S&P, respectively, the foregoing covenants will be reinstituted as of and from the date both such ratings were below investment grade. Calculations under the reinstated Section 4.08 hereof will be made as if Section 4.08 hereof had been in effect since the Issue Date except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Furthermore, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been incurred or issued pursuant to Section 4.09(b)(2). In addition, for purposes of Section 4.14 hereof, all agreements and arrangements entered into by the Company or any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period will be deemed to have been entered into prior to the Issue Date and permitted by Section 4.14(b)(7) hereof, and for purposes of Section 4.12 hereof, all contracts entered into during the Suspension Period that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the Issue Date.

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ARTICLE 5
SUCCESSORS
Section 5.01    Merger, Consolidation or Sale of All or Substantially All Assets.
(a)The Company will not: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving Person), or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person unless:
(1)either: (a) the Company is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation or a limited liability company, a co-obligor of the Notes is a corporation or a limited liability company organized or existing under any such laws;
(2)the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture, in form reasonably satisfactory to the Trustee;
(3)immediately after giving effect to such transaction, no Default or Event of Default exists;
(4)the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions, as if the same had occurred at the beginning of the applicable four-quarter period be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or have had a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio for the Company for such four-quarter period; and
(5)the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction, and such supplemental indenture, if any, comply with this Indenture.

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(b)Article 5 shall not apply to any sale, assignment, transfer, conveyance, lease or other disposition of properties or assets between or among the Company and the Subsidiary Guarantors. Clauses (3) and (4) of Section 5.01(a) will not apply to:
(1)any Restricted Subsidiary of the Company that merges or consolidates with the Company for any purpose; provided that the Company is the survivor of such merger or consolidation; or
(2)any merger or consolidation of the Company with or into an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.
Section 5.02    Surviving Person Substituted.
Upon any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Company in accordance with the foregoing in which the Company is not the surviving entity, the surviving Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving Person had been named as the Company in this Indenture, and thereafter (except in the case of a lease of all or substantially all of the Company’s properties or assets), the Company will be relieved of all obligations and covenants under this Indenture and the Notes.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01    Events of Default.
(a)Each of the following is an “Event of Default”:
(1)default for 30 days in the payment when due of interest on the Notes;
(2)default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;
(3)failure by the Company to comply with the provisions of Section 4.15, Section 4.16 and Article 5;
(4)failure for 180 days after notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with Section 4.06 hereof;
(5)failure for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any other agreements in this Indenture;

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(6)default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default:
(i)is caused by a failure to pay principal of, premium, if any, on, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or
(ii)results in the acceleration of such Indebtedness prior to its Stated Maturity;
and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $35.0 million or more; provided, however, that if, prior to any acceleration of the Notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 10 Business Day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the Notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;
(7)failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $35.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days;
(8)except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;
(9)the Company or a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
(i)commences proceedings to be adjudicated bankrupt or insolvent;
(ii)consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

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(iii)consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;
(iv)makes a general assignment for the benefit of its creditors; or
(v)generally is not paying its debts as they become due; or
(10)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)is for relief against the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in a proceeding in which the Company, any such Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;
(ii)appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or
(iii)orders the liquidation, dissolution or winding up of the Company, or any Restricted Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days.
Section 6.02    Acceleration.
(a)If an Event of Default (other than an Event of Default described in Section 6.01(a)(9)) occurs and is continuing and is known to the Trustee, the Trustee by written notice to the Company, specifying the Event of Default, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon

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such declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable.
(b)The Trustee shall have no obligation to accelerate the Notes if and so long as a committee of its Responsible Officers, in good faith, determines acceleration is not in the best interest of the Holders.
(c)In case an Event of Default described in Section 6.01(a)(9) or (10) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
(d)In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(a)(6) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if:
(1)the default triggering such Event of Default pursuant to Section 6.01(a)(6) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto; and
(2)(A) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (B) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.
(e)The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and the Trustee may waive all past Events of Default (except with respect to nonpayment of principal, premium or interest) and rescind any acceleration with respect to the Notes and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.
Section 6.03    Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

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Section 6.04    Waiver of Past Defaults.
The Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may on behalf of all Holders waive any existing Default and its consequences hereunder, except:
i.a continuing Default in the payment of the principal, premium, if any, or interest on any Note held by a non-consenting Holder (including in connection with an Asset Sale Offer or a Change of Control Offer); and
ii.a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected, provided that, subject to Section 6.02, the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05    Control by Majority.
The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture, the Notes or any Note Guarantee, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability or expense for which the Trustee has not received a satisfactory indemnity.
Section 6.06    Limitation on Suits.
Subject to Section 6.07, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:
(1)such Holder has previously given the Trustee notice that an Event of Default is continuing;
(2)the Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;
(3)such Holders have offered and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
(4)the Trustee has not complied with such request within 60 days after the receipt of the request and the offer, or provision if reuqested, of security or indemnity; and

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(5)the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
Section 6.07    Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08    Collection Suit by Trustee.
If an Event of Default specified in clauses (1) or (2) of Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and any other obligor on the Notes for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.
Section 6.09    Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.
Section 6.10    Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

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Section 6.11    Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.12    Trustee May File Proofs of Claim.
The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.13    Priorities.
If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:
(1)to the Trustee and its agents and attorneys for amounts due under Section 7.07, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
(2)to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

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(3)to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each Holder in the manner set forth in Section 12.02.
Section 6.14    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01    Duties of Trustee.
(a)If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default:
(1)the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

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(c)The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(2)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
(3)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
(e)Subject to this Article 7, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture, the Notes and the Note Guarantees at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.
(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02    Rights of Trustee.
(a)The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(b)Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

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(d)The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.
(f)None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not assured to it.
(g)The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.
(h)In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(j)The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(k)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
Section 7.03    Individual Rights of Trustee.
The Trustee or any Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or such Agent. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10.

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Section 7.04    Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.
Section 7.05    Notice of Defaults.
If a Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each Holder a notice of the Default within 90 days after it occurs. Except in the case of an Event of Default specified in clauses (1) or (2) of Section 6.01(a), the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interest of the Holders.
Section 7.06    [Reserved].
Section 7.07    Compensation and Indemnity.
(a)The Company and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and performance of its ordinary services hereunder as the parties shall agree in writing from time to time; provided if it should become necessary to perform extraordinary services, the Trustee shall be entitled to reasonable additional compensation therefor and reimbursement of related extraordinary expenses. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business.
(b)The Company and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold each of the Trustee and any predecessor harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Company or any Guarantor (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Company or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or

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expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.
(c)The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.
(d)To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
(e)When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(9) or Section 6.01(a)(10) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.08    Replacement of Trustee.
(a)A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time by giving notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(1)the Trustee fails to comply with Section 7.10;
(2)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)a receiver or public officer takes charge of the Trustee or its property; or
(4)the Trustee becomes incapable of acting.
(b)If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee to replace it with another successor Trustee appointed by the Company.
(c)If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(d)If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition

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any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(e)A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
(f)As used in this Section 7.08, the term “Trustee” shall also include each Agent.
Section 7.09    Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee, subject to Section 7.10.
Section 7.10    Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.
The Company may, at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or Section 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02    Legal Defeasance and Discharge.

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(a)Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to this Indenture, all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) through (4) below, and to have satisfied all of their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(1)the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, on, or interest on the Notes when such payments are due from the trust referred to in Section 8.04;
(2)the Company’s obligations with respect to the Notes under Article 2 and Section 4.02 hereof;
(3)the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company’s and the Guarantors’ obligations in connection therewith; and
(4)this Article 8.
(b)Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03    Covenant Defeasance.
Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from each of their respective obligations under the covenants contained in Sections 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 5.01(a)(4) hereof with respect to the outstanding Notes, on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes to the extent permitted by GAAP). For this purpose, Covenant Defeasance means that, with respect to this Indenture, the outstanding Notes and Note Guarantees, the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to

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any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, such Notes and Note Guarantees shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Section 6.01(a)(3), (4), (5) (with respect to defaults under Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.17), (6), (7), (8), (9) (only with respect to Significant Subsidiaries or any group of Restricted Subsidiaries that taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary) and (10) (only with respect to Significant Subsidiaries or any group of Restricted Subsidiaries that taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary) hereof will not constitute Events of Default.
Section 8.04    Conditions to Legal or Covenant Defeasance.
(a)In order to exercise either Legal Defeasance or Covenant Defeasance under Section 8.02 or Section 8.03 hereof:
(1)the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee, to pay the principal of, premium, if any, on, and interest, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether such Notes are being defeased to such stated date for payment or to a particular redemption date;
(2)in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that,
(A)the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or
(B)since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the beneficial owners of the outstanding Notes will not

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recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);
(5)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
(6)the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and
(7)the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05    Deposited Money and Government Securities to Be Held in Trust;
Other Miscellaneous Provisions.
(a)Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.
(b)The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
(c)Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion

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delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06    Repayment to the Company.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.
Section 8.07    Reinstatement.
If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01    Without Consent of Holders.
(a)Notwithstanding Section 9.02, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees to:
(1)cure any ambiguity, defect or inconsistency;
(2)provide for uncertificated Notes in addition to or in place of certificated Notes;

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(3)provide for the assumption of the Company’s or a Guarantor’s obligations to holders of Notes and Note Guarantees in the case of a merger or consolidation or disposition of all or substantially all of the Company’s or such Guarantor’s properties or assets, as applicable;
(4)make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under this Indenture of any holder of Notes, including to comply with requirements of the SEC or DTC in order to maintain the transferability of the Notes pursuant to Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”);
(5)conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of notes” section of the Offering Memorandum as evidenced in an Officers’ Certificate;
(6)provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;
(7)secure the Notes or the Note Guarantees pursuant to the requirements of Section 4.10 hereof;
(8)add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in this Indenture;
(9)add covenants of the Company and its Restricted Subsidiaries or Events of Default for the benefit of Holders or to make changes that would provide additional rights to the Holders or to surrender any right or power conferred upon the Company or any Guarantor; or
(10)evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee.
(b)Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 12.04, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit C, and delivery of an Officers’ Certificate.
Section 9.02    With Consent of Holders.
(a)Except as provided in Section 9.01 and this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or

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purchase of, the Notes) and, subject to Section 6.04 and Section 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, on, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.
(b)Upon the request of the Company, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 12.04, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
(c)It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance of such proposed amendment, supplement or waiver.
(d)After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will give to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure of the Company to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of any such amendment, supplement or waiver.
(e)Without the consent of each Holder of Notes affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting holder):
(1)reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(2)reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption or repurchase of the Notes (except provisions relating to minimum required notice of optional redemption or those provisions relating to the covenants described in Section 3.07, Section 4.15 and Section 4.16;

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(3)reduce the rate of or change the time for payment of on any Note;
(4)waive a Default or Event of Default in the payment of principal of, premium, if any, on, or interest on, the Notes (except a rescission of acceleration of the Notes by the holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(5)make any Note payable in money other than that stated in the Note;
(6)make any change in the provisions of this Indenture relating to waivers of past Defaults or amend the contractual rights of holders of Notes expressly set forth in this Indenture to receive payments of principal of, premium, if any, on, or interest on, the Notes (other than as permitted by Section 9.02(e)(7));
(7)waive a redemption or repurchase payment with respect to any Note (other than a payment required by Section 4.15 and Section 4.16);
(8)release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
(9)make any change in this Article 9 hereof.
For the avoidance of doubt, no amendment to, or deletion of any of the covenants contained in Article 4 or action taken in compliance with the covenants contained in Article 4 in effect at the time of such action, shall be deemed to impair or affect any rights of any holder of Notes to receive payment of principal of, or premium, if any, or interest, if any, on, the Notes or to institute suit for the enforcement of payment on or with respect to such holder’s Notes.
(f)A consent to any amendment, supplement or waiver of this Indenture, the Notes or the Note Guarantee by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.
Section 9.03    [Reserved].
Section 9.04    Revocation and Effect of Consents.
(a)Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
(b)The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.
Section 9.05    Notation on or Exchange of Notes.

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(a)The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
(b)Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06    Trustee to Sign Amendments, etc.
The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).
ARTICLE 10
GUARANTEES
Section 10.01    Guarantee.
(a)Subject to this Article 10, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (1) the principal, premium, if any, and interest (including post-petition interest in any proceeding under any Bankruptcy Law) on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise collectively, the “Guaranteed Obligations”. Failing payment by the Company when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b)The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the

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Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.07.
(c)Each of the Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.
(d)If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(e)Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.
(f)Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
(g)In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(h)Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

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Section 10.02    Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Note Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.
Section 10.03    Execution and Delivery.
(a)To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.
(b)Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.
(c)If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantees shall be valid nevertheless.
(d)The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
(e)If required by Section 4.11, the Company shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.11 and this Article 10, to the extent applicable.

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Section 10.04    Subrogation.
Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.
Section 10.05    Benefits Acknowledged.
Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.
Section 10.06    Guarantors May Consolidate, etc., on Certain Terms.
A Guarantor may not: (1) consolidate or merge with or into another Person (whether or not such Guarantor is the surviving Person), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Guarantor in one or more related transactions, to another Person, other than the Company or a Subsidiary Guarantor, unless:
(a)immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists; and
(b)either:
(1)the Person acquiring the properties or assets in any such sale, assignment, transfer, conveyance or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under its Note Guarantee and this Indenture pursuant to a supplemental indenture, in form reasonably satisfactory to the Trustee; or
(2)the Net Proceeds of such transaction or series of transactions are applied in a manner that does not violate Section 4.16 hereof.
In case of any such consolidation, merger, sale or other disposition and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee of the Guarantor and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.
Section 10.07    Release of Note Guarantees.

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The Note Guarantee of a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company or the Trustee shall be required for the release of such Guarantor’s Note Guarantee, upon:
(a)in the case of a Subsidiary Guarantor, in connection with any sale or other disposition of all or substantially all of the properties or assets of that Subsidiary Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.16 hereof;
(b)in the case of a Subsidiary Guarantor, in connection with any sale or other disposition of Capital Stock of that Subsidiary Guarantor by way of merger, consolidation or otherwise to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.16 hereof and such Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;
(c)if the Company designates such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or
(d)upon the liquidation or dissolution of such Guarantor in a transaction or series of transactions that does not violate the terms of this Indenture; or
(e)the Company’s exercise of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 hereof or the discharge of the Company’s obligations under Section 11.01 hereof.
Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.07 will remain liable for the full amount of principal of, premium, if any, on, and interest, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.
ARTICLE 11
SATISFACTION AND DISCHARGE
Section 11.01    Satisfaction and Discharge.
This Indenture will be satisfied and discharged, and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise specified in this Indenture), when:
(a)Either:
(1)all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or
(2)all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of

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redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium, if any, on, or interest on, the Notes to, but excluding, the date of Stated Maturity or redemption;
(b)in respect of Section 11.01(a)(2), no Event of Default has occurred and is continuing on the date of the deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings);
(c)the Company or any Guarantor has paid or caused to be paid all other sums payable by the Company and the Guarantors under this Indenture; and
(d)the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at Stated Maturity or on the redemption date, as the case may be.
In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to Section 11.01(a)(2), the provisions of Section 11.02 and Section 8.06 shall survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 11.02    Application of Trust Money.
(a)Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.
(b)If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining,

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restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be.
ARTICLE 12
MISCELLANEOUS
Section 12.01    Concerning the Trust Indenture Act.
The Trust Indenture Act shall not be applicable to, and shall not govern, this Indenture, the Notes and the Note Guarantees.
Section 12.02    Notices.
(a)Any notice or communication to the Company, any Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:
if to the Company or any Guarantor:

c/o Centennial Resource Production, LLC
1001 Seventeenth Street, Suite 1800
Denver, Colorado 80202
Fax No.: (303) 845-9516
Email: George.Glyphis@cdevinc.com
Attention: George Glyphis

with a copy to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
E-Mail: debbie.yee@lw.com
Attention: Debbie P. Yee

if to the Trustee:

UMB Bank, N.A.
5555 San Felipe Street, Suite 810
Houston, Texas 77056
Email: Mauri.Cowen@umb.com
Attention: Corporate Trust Department

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The Company, any Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.
(b)All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.
(c)Any notice or communication to a Holder shall be mailed by first-class mail (or sent electronically if DTC is the recipient), certified or registered, return receipt requested or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
(d)Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
(e)Notwithstanding any other provision herein, where this Indenture provides for notice of any event to any Holder of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.
(f)The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.
(g)If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
(h)If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

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Section 12.03    [Reserved].
Section 12.04    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:
(1)an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit C.
Section 12.05    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.07) shall include:
(1)a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Section 12.06    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

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Section 12.07    No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.
No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor (other than the Company in respect of the Notes and each Guarantor in respect of its Note Guarantee) under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.
Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 12.08    Governing Law.
THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 12.09    Waiver of Jury Trial.
EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 12.10    Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 12.11    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.12    Successors.
All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.07.

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Section 12.13    Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.14    Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 12.15    Table of Contents, Headings, etc.
The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 12.16    Facsimile and PDF Delivery of Signature Pages.
The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 12.17    U.S.A. PATRIOT Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.
Section 12.18    Payments Due on Non-Business Days.
In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity of the Notes, provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.

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[Signatures on following page]

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CENTENNIAL RESOURCE PRODUCTION, LLC

By
By:	/s/ George S. Glyphis
Name: George S. Glyphis
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

CENTENNIAL RESOURCE MANAGEMENT, LLC
By
By:	/s/ George S. Glyphis
Name: George S. Glyphis
Title: Vice President and Chief Financial Officer

ATLANTIC EXPLORATION, LLC
By
By:	/s/ George S. Glyphis
Name: George S. Glyphis
Title: Vice President and Chief Financial Officer

UMB BANK, N.A., as Trustee

By
By:	/s/ Mauri J. Cowen
Name: Mauri J. Cowen
Title: Authorized Signatory

APPENDIX I

PROVISIONS RELATING TO INITIAL NOTES AND
ADDITIONAL NOTES

Section1.1Definitions.
(a)Capitalized Terms.
Capitalized terms used but not defined in this Appendix I have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:
“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.
“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.
“Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.
“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.
“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.
“U.S. person” means a “U.S. person” as defined in Regulation S.
(b)Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Automatic Exchange”	2.2(i)
“Automatic Exchange Date”	2.2(i)
“Automatic Exchange Notice”	2.2(i)
“Automatic Exchange Notice Date”	2.2(i)
“Definitive Notes Legend”	2.2(e)
“ERISA Legend”	2.2(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)
“IAI Global Note”	2.1(b)
“OID Notes Legend”	2.2(e)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section2.1Form and Dating
(a)The Initial Notes issued on the date hereof shall be (i) offered and sold by the Company to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.
(b)Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered RIAI-1 upward (collectively, the “IAI Global Note”) shall also be issued on the Issue Date, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture and Section 2.2(c) of this Appendix I. The Company has entered into a letter of representations with the Depositary in the form provided by the Depositary, and the Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures.
(c)Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.
The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(d)Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix I, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.
Section 2.2 Transfer and Exchange.
(a)Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:
(i)to register the transfer of such Definitive Notes; or
(ii)to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1)shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and
(2)in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix I or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.
(b)Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:
(i)a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and
(ii)written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount.
(c)Transfer and Exchange of Global Notes.
(i)The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix I, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.
(iii)Notwithstanding any other provisions of this Appendix I (other than the provisions set forth in Section 2.3 of this Appendix I), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(d)Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.
(i)Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Regulation S Global Note or a Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.
(ii)Prior to the expiration of the Distribution Compliance Period, (A) the Regulation S Global Note shall be a temporary global security for purposes of Rules 903 and 904 under the Securities Act, whether or not designated as such on the face of such Note, and (B) interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

(iii)Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.
(iv)Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.
(v)If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount.
(e)Legends.
(i)Except as permitted by Section 2.2(d), Section 2.2(e) and Section 2.2(i) of this Appendix I, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE

144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF AT LEAST $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]
Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
Each Global Note shall bear the following additional legend (“Global Notes Legend”):
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note shall bear the following additional legend (“ERISA Legend”):
BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.
Any Note issued with original issue discount will also bear the following additional legend (“OID Notes Legend”):
THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED) FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT CENTENNIAL RESOURCE PRODUCTION, LLC, 1001 Seventeenth Street, Suite 1800, Denver, Colorado 80202.
(ii)Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.
(iii)Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.
(f)Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction.
(g)Obligations with Respect to Transfers and Exchanges of Notes.
(i)To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.
(ii)No service charge shall be imposed in connection with any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06, 3.09, 4.15, 4.16 and 9.05 of this Indenture).
(iii)Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
(iv)All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
(v)In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee.
(h)No Obligation of the Trustee.
(i)The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(i)Automatic Exchange of Beneficial Interests in a Global Note that is a Transfer Restricted Note for Beneficial Interests in an Unrestricted Global Note. Upon the Company’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note that is a Transfer Restricted Note may be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (i) with respect to any Note issued on the Issue Date, the later of (A) the Issue Date and (B) the last date on which the Company or any Affiliate of the Company was the owner of such Note (or of any other Global Note with the same CUSIP number) or (ii) with respect to any Additional Note, if any, the later of (A) the issue date of such Additional Note and (B) the last date on which the Company or any Affiliate of the Company was the owner of such Note (or of any other Global Note with the same CUSIP number), or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Company’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Company shall (I) provide written notice to the Trustee at least seven calendar days prior to the Automatic Exchange, instructing the Trustee to direct the Depositary to exchange all of the outstanding beneficial interests in a particular Global Note that is a Transfer Restricted Note to the Unrestricted Global Note, which the Company shall have previously otherwise made eligible for exchange with DTC, (II) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the Note Register at least seven calendar days prior to the Automatic Exchange (the “Automatic Exchange Notice Date”), which notice must include (1) the Automatic Exchange Date, (2) the section of this Indenture pursuant to which the Automatic Exchange shall occur, (3) the “CUSIP” number of the Global Note that is a Transfer Restricted Note from which such Holder’s beneficial interests will be transferred and (4) the “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (III) on or prior to the date of the Automatic Exchange, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Company, in an aggregate principal amount equal to the aggregate principal amount of Global Notes that are Transfer Restricted Notes to be exchanged. At the Company’s request on no less than five calendar days’ notice, the Trustee shall deliver, in the Company’s name and at its expense, the Automatic Exchange Notice (which shall be prepared by the Company) to each Holder at such Holder’s address appearing in the Note Register. Notwithstanding anything to the contrary in this Section 2.2(i), during the period between the Automatic Exchange Notice Date and the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.2(i) shall be permitted without the prior written consent of the Company. As a condition to any Automatic Exchange, the Company shall provide, and the Trustee shall be entitled to rely upon, an Officers’ Certificate and/or Opinion of Counsel in form reasonably acceptable to the Trustee to the effect that no registration under the Securities Act is required in respect of the Automatic Exchange or re-sales of beneficial interests in such Unrestricted Global Note that are beneficially owned by a Holder of beneficial interests therein upon the Automatic Exchange. The Company may request from Holders such information as it reasonably determines is required in order to be able to deliver such Officers’ Certificate. Upon such exchange of beneficial interests pursuant to this Section 2.2(i), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. [The Global Note that is a Transfer Restricted Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.]
Section 2.3 Definitive Notes.
(a)A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 of this Appendix I may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix I and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC. In addition, any Affiliate of the Company or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Company or Trustee. Notwithstanding anything to the contrary in this Section 2.3, no Regulation S Global Note may be exchanged for a Definitive Note until the end of the Distribution Compliance Period applicable to such Regulation S Global Note and receipt by the Trustee and the Company of any certificates required by either of them pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.
(b)Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix I, bear the Restricted Notes Legend.
(c)The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(d)In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix I, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

EXHIBIT A

[FORM OF FACE OF NOTE]
[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]
[[Insert the OID Notes Legend, if applicable, pursuant to the provisions of the Indenture.]]

[If Regulation 144A Global Note - CUSIP: 15138A AA8; ISIN: US15138AAA88]
[If Regulation S Global Note - CUSIP: U14008 AA1; ISIN: USU14008AA12]
[If IAI Global Note - CUSIP: 15138A AB6; ISIN: US15138AAB61]

GLOBAL NOTE
5.375% Senior Notes due 2026

No. [RA-__] [RS-__] [RIAI-__] [U-__]    [Up to] 1 [$______________]

CENTENNIAL RESOURCE PRODUCTION, LLC
promises to pay to CEDE & CO.2 or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]3 [of $_______
(_______ Dollars)] 4 on January 15, 2026.
Interest Payment Dates: January 15 and July 15
Record Dates: January 1 and July 1

_______________________________
1 Include in Global Notes.
2 Include in Global Notes.
3 Include in Global Notes.
4 Include in Definitive Notes.

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.
Dated:

CENTENNIAL RESOURCE PRODUCTION, LLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Indenture:

UMB BANK, N.A., as Trustee

By:
Authorized Signatory

Dated:

[Reverse Side of Note]

5.375% Senior Notes due 2026
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    INTEREST. Centennial Resource Production, LLC, a Delaware limited liability company (the “Company”), promises to pay interest on the principal amount of this Note at 5.375% per annum until but excluding maturity. The Company shall pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [the date of original issuance] [__________] [__], 20[ ]; provided that the first Interest Payment Date shall be July 15, 2018. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
2.    METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the January 1 or July 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.
3.    PAYING AGENT AND REGISTRAR. Initially, UMB Bank, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Restricted Subsidiaries may act in any such capacity.
4.    INDENTURE. The Company issued the Notes under an Indenture, dated as of November 30, 2017 (as amended or supplemented from time to time, the “Indenture”), among the Company, the other Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 5.375% Senior Notes due 2026. The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 and Section 4.09 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Any term used in this

Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.    REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
6.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer or Asset Sale Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.
7.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
8.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
9.    DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.
10.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
11.    GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
12.    CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:
c/o Centennial Resource Production, LLC
1001 Seventeenth Street, Suite 1800
Denver, Colorado 80202
Phone No.: (720)499-1400
Attention: Investor Relations

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Date: _____________________
Your Signature: _________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: __________________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES
This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.
The undersigned (check one box below):
▪has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in either definitive or global registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or
▪has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.
In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

(1)	to the Company or subsidiary thereof; or

(2)	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)
to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)
pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)
to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	pursuant to Rule 144 under the Securities Act; or

(8)        pursuant to another available exemption from registration under the Securities Act.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE:To be executed by an executive officer Name: Title:

Signature Guarantee*: __________________________________

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,
PURSUANT TO Section 2.2(d)(iii) OF APPENDIX I TO THE INDENTURE5

The undersigned represents and warrants that either:

◦	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

◦
the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

◦
the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

_________________________
5 Include only for Regulation S Global Notes.

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box below:
[   ] Section 4.15    [   ] Section 4.16
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$_______________	(minimum amount of $2,000 and integral multiples of $1,000 in excess thereof, provided that the unpurchased portion must be in a minimum principal amount of $2,000)
Date: _____________________
Your Signature:_________________________________
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:____________________________
Signature Guarantee*: __________________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

__________________
*This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF
TRANSFEREE LETTER OF REPRESENTATION
Centennial Resource Production, LLC
1001 Seventeenth Street, Suite 1800
Fax No.: (303) 845-9516
Email: George.Glyphis@cdevinc.com
Attention: George Glyphus

Ladies and Gentlemen:
This certificate is delivered to request a transfer of $[_______] principal amount of the 5.375% Senior Notes due 2026 (the “Notes”) of Centennial Resource Production, LLC (the “Company”).
Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:
Name:________________________
Address:______________________
Taxpayer ID Number:____________
The undersigned represents and warrants to you that:
1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf

B-1

and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made to another such institutional “accredited investor” above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE:
by:

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EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
Supplemental Indenture (this “Supplemental Indenture”), dated as of [__________] [__], 20[__], among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Centennial Resource Production, LLC, a Delaware limited liability company (the “Company”), and UMB Bank, N.A., as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of the Company and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 30, 2017, providing for the issuance of an unlimited aggregate principal amount of 5.375% Senior Notes due 2026 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.
3.    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
4.    Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
5.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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6.    Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

UMB BANK, N.A., as Trustee

By:
Name:
Title:

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